        As filed with the Securities and Exchange Commission on October 22, 1999
                                                 Registration No. 333-__________
================================================================================

                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549
                                                ----------------------
                                                       FORM S-8
                                                REGISTRATION STATEMENT
                                                         under
                                              the Securities Act of 1933
                                                ----------------------
                                                  SOFTWARE.COM, INC.
                                (Exact name of Registrant as specified in its charter)
                                                ----------------------
         Delaware                                                                             77-0392373
(State or other jurisdiction of                                                       (I.R.S. Employer Identification No.)
incorporation or organization)

                                                   525 Anacapa Street
                                             Santa Barbara, California 93101
                      (Address, including zip code, of Registrant's principal executive offices)
                                                ----------------------
                                                    1995 Stock Plan
                                         1999 Employee Stock Purchase Plan
                                    Mobility.Net Corporation 1999 Stock Option Plan
                                        Options under Stock Option Agreements
                                                (Full title of the plan)
                                                ----------------------
                                                   John L. MacFarlane
                                                 Chief Executive Officer
                                                   525 Anacapa Street
                                             Santa Barbara, California 93101
                                                     (805) 882-2470
                     (Name, address, and telephone number, including area code, of agent for service)
                                                ----------------------
                                                        Copy to:
                                                   Elizabeth R. Flint
                                            Wilson Sonsini Goodrich & Rosati
                                                   650 Page Mill Road
                                            Palo Alto, California 94304-1050
                                                ----------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                             Proposed Maximum    Proposed Maximum    Amount of
                     Title of Securities                       Amount to be   Offering Price    Aggregate Offering  Registration
                      to be Registered                          Registered       Per Share            Price             Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
 To be issued under 1995 Stock Plan..........................     8,624,091   $5.69/$47.09 (1)      $74,831,938          $20,803
 To be issued under 1999 Employee Stock
  Purchase Plan..............................................     1,000,000         $12.75 (2)      $12,750,000           $3,545
 To be issued under Mobility.Net 1999 Stock
  Option Plan................................................        20,262          $0.63 (3)          $12,765               $4
 To be issued under agreements with John L. MacFarlane.......     1,000,000          $3.65 (4)       $3,650,000           $1,015
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                            10,644,353                         $91,244,703          $25,367
================================================================================================================================

(1) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $5.69 per share covering 8,001,848 outstanding options and the estimated exercise price of $47.09 per share covering 622,243 authorized but unissued shares. The estimated price of $47.09 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Software.com's Common Stock as reported on the Nasdaq National Market on October 19, 1999.
(2) The exercise price of $12.75 per share, computed in accordance with Rule 457(h) under the Securities Act of 1933, is 85% of the fair market value of a share of the Registrant's Common Stock on June 23, 1999, the first day of the initial offering period, which was equal to the price to public as set forth in the final prospectus for the Registrant's initial public offering. Under the 1999 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of the offering period and the last day of the offering period.
(3) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the weighted average exercise price of $0.63 per share covering 20,262 outstanding options.
(4) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the exercise price of $3.65 per share covering 1,000,000 outstanding options.
================================================================================

                              SOFTWARE.COM, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         The following documents and information previously filed by Software.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement :

         (a) The Registrant's final prospectus filed on June 24, 1999 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the Registrant's initial public offering of its Common Stock.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

         (c) The description of the Registrant's Common Stock as contained in the Registrant's Registration Statement on Form 8-A filed on June 15, 1999, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article VIII of the Registrant's Second Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not applicable.

Item 8.  EXHIBITS
         --------

         Exhibit
         Number                        Document
        -----------------------------------------------------------------------------------------
           4.1*        Second Amended and Restated Certificate of Incorporation of the Registrant.

           4.2*        Bylaws of the Registrant.

           4.3*        1995 Stock Plan, as amended and restated.

           4.4*        1999 Employee Stock Purchase Plan.

           4.5*        Mobility.Net Corporation 1999 Stock Option Plan, and form of agreements thereunder.

            4.6        Form of Stock Option Agreement with John L. MacFarlane

            5.1        Opinion of counsel as to legality of securities being registered.

           23.1        Consent of Ernst & Young LLP, Independent Auditors.

           23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                       (contained in Exhibit 5.1).

           24.1        Power of Attorney (See page II-5).

----------------------
     * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 23, 1999.

Item 9.   UNDERTAKINGS
          ------------

    (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Barbara, State of California, on this 22nd day of October, 1999.

                                   SOFTWARE.COM, INC.



                                   By:    /s/ John L. MacFarlane
                                       -----------------------------------
                                              John L. MacFarlane
                                              Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. MacFarlane and John S. Ingalls, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                 Title                            Date
------------------------------------------------------------------------------------------------------

 /s/ John L. MacFarlane               Chief Executive Officer and Director        October 22, 1999
------------------------------------  (Principal Executive Officer)
           John L. MacFarlane

 /s/ John S. Ingalls                  Senior Vice President and Chief             October 22, 1999
------------------------------------  Financial Officer (Principal Financial
           John S. Ingalls  Officer)

 /s/ Mark A. Root                     Director of Accounting (Principal
------------------------------------  Accounting Officer)                         October 22, 1999
           Mark A. Root

 /s/ Neal Douglas                     Director
------------------------------------                                              October 22, 1999
           Neal Douglas

 /s/ Judith Hamilton
------------------------------------  Director                                    October 22, 1999
           Judith Hamilton

 /s/ Don Listwin                      Director
------------------------------------                                              October 22, 1999
           Don Listwin

 /s/ Frank Perna                      Director
------------------------------------                                              October 22, 1999
           Frank Perna

 /s/ Bernard Puckett                  Director                                    October 22, 1999
------------------------------------
           Bernard Puckett

 /s/ Bernhard Woebker                 Director                                    October 22, 1999
------------------------------------
           Bernhard Woebker

                                  INDEX TO EXHIBITS
                                  -----------------


       Exhibit
       Number                        Document
      ------------     --------------------------------------------------------------------------

         4.1*          Second Amended and Restated Certificate of Incorporation of the Registrant.

         4.2*          Bylaws of the Registrant.

         4.3*          1995 Stock Plan, as amended and restated.

         4.4*          1999 Employee Stock Purchase Plan.

         4.5*          Mobility.Net Corporation 1999 Stock Option Plan, and form of agreements thereunder.

          4.6          Form of Stock Option Agreement with  John L. MacFarlane

          5.1          Opinion of counsel as to legality of securities being registered.

         23.1          Consent of Ernst & Young LLP, Independent Auditors.

         23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                       (contained in Exhibit 5.1).

         24.1          Power of Attorney (See page II-5).

----------------------
    * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 23, 1999.